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                                                                 EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
EFTC Corporation:

We consent to the inclusion of our report dated July 11, 1997, with respect to the combined balance sheets of Circuit Test, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form S-3 of EFTC Corporation.


                                        /s/ KPMG PEAT MARWICK LLP
                                        KPMG Peat Marwick LLP

Memphis, Tennessee
May 7, 1998